Company Contact:	Investor Relations Contact:
PHC, Inc.	Liolios Group, Inc.
Bruce A. Shear, President & CEO	Scott Kitcher
Tel: 978-536-2777	Tel: 949-574-3860

PHC Reports Record Results for Second Quarter Fiscal 2008

Q2 Revenues Up 28%, Net Income Up 85% vs. Same Year-Ago Quarter

Peabody, Mass. – February 14, 2008 – PHC, Inc., d.b.a. Pioneer Behavioral Health (AMEX:PHC), a leading provider of inpatient and outpatient behavioral health services and pharmaceutical research, announced financial results for the second quarter ended December 31, 2007.

Q2 2008 Financial and Operational Highlights

•	Record second quarter revenues of $12.7 million, increased 28% vs. Q2 2007.
•	Record second quarter net income of $0.5 million or $0.02 per share, increased 85% vs. Q2 2007.
•	Second quarter patient care revenue increased 27% vs. Q2 2007.
•	Patient days increased 6% vs. Q2 2007.
•	Balance sheet continued to strengthen: Total liabilities reduced by $0.3 million from Q1 2008 Shareholders equity increased more than $1 million since 6/30/07.
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Construction of the Seven Hills Behavioral Institute near Las Vegas, Nevada continued as scheduled and remains on track to open in Q4 2008. Seven Hills is projected to contribute annualized revenue of approximately $12 million, along with higher margins than PHC’s other inpatient facilities.

•	Expanded agreement for services with major railroad customer.

Key Financial Indicators

(In thousands, except per-share amounts.)

Q2 2008 vs. Q2 2007	Q2 2008	Q2 2007	Change	% Change
Consolidated revenues	$12,694	$9,952	$2,742	28%
Patient care revenues	$10,131	$7,947	$2,184	27%
Net Income Before Taxes	$787	$423	$364	86%
Net Income	$482	$261	$221	85%
Earnings per share - Basic	$0.02	$0.01	$0.01	100%
Earnings per share - Diluted	$0.02	$0.01	$0.01	100%

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Second Quarter Financial Results

For the three months ended December 31, 2007, and compared to the same quarter a year ago, total net revenue from operations increased 28% to $12.7 million, as compared to $10.0 million for the three months ended December 31, 2006. This increase is primarily attributable to an increase in net revenue of the company’s patient care segment, which was up 27% to $10.1 million from $7.9 million in the same year-ago period. Revenue from the pharmaceutical studies segment increased 63% to $1.4 million as compared to $0.9 million for the same quarter last year. Contract support services revenue provided by the company’s Wellplace subsidiary remained relatively stable at $1.1 million.

Income from operations for the quarter totaled $0.8 million, an increase of 38% from the $0.6 million reported for the same period last year. Net income before taxes increased 86% to a record $0.8 million from $0.4 million for the same year-ago period.

Net income for the quarter was $0.5 million, or $0.02 per fully diluted share (based on 20.5 million fully diluted shares), an increase of 100% compared to net income of $0.3 million, or $0.01 per fully diluted share (based on 19.4 million shares) for the second quarter of last year.

“This was the best second quarter in company history,” said Pioneer’s President and CEO Bruce A. Shear, “It follows last quarter’s similar record. Historically, our second quarters have often been the seasonally weakest in each fiscal year, and we are especially proud that we nearly doubled our net income despite the pre-operational expenses of our new Seven Hills facility. Since the previous quarter, we also added nearly a million dollars in cash to the balance sheet, while reducing our long term liabilities substantially.”

Continued Shear, “This record performance was driven by another quarter of strong growth in our patient care segment. Like the first quarter’s doubling of net income over the prior year, the doubling this quarter demonstrates the return of our investment in our Las Vegas market expansion. We expect substantial growth in both revenue and income to continue, especially as our new Seven Hills facility comes online later this fiscal year and we realize the fruition of some of our wellness program initiatives. Add to this a strong balance sheet and it is plain to see that Pioneer enjoys a very strong foundation as we seek new opportunities for growth and expansion in the second half of fiscal 2008 and beyond.”

Teleconference Information

PHC will host a conference call today at 4:30 p.m., Eastern Time. A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the PHC conference call and provide the conference ID.

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Domestic callers: 1-800-762-9058

International callers: 1-480-248-5085

Conference ID#: 3835589

A web simulcast of the call can be accessed via PHC’s website at www.phc-inc.com. The call will be available for replay starting at 7:30 p.m. Eastern Time until March 14, 2008:

Toll-Free Replay number: 1-800-406-7325

International Replay number: 1-303-590-3030

Replay PIN #: 3835589

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

About PHC, Inc.

Pioneer Behavioral Health operates companies that provide inpatient and outpatient behavioral health care services, clinical research and Internet- and telephonic-based referral services. The companies contract with national insurance companies, government payors, and major transportation and gaming companies, among others, to provide such services. For more information, please visit www.phc-inc.com.

Statement under the Private Securities Litigation Reform Act of 1995

This press release may include "forward-looking statements" that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the Company and its future plans and objectives. Various future events or factors may cause the actual results to vary materially from those expressed in any forward-looking statements made in this press release. For a discussion of these factors and risks, see the company's annual report on Form 10-K for the most recently ended fiscal year.

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PHC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
ASSETS	2007	2007
Current assets:	(unaudited)
Cash and cash equivalents	$3,707,113	$3,395,173
Accounts receivable, net of allowance for doubtful accounts of $2,872,746 at December 31, 2007 and $3,764,583 at June 30, 2007	6,145,555	6,524,387
Pharmaceutical receivables	1,667,911	1,942,268
Prepaid expenses	486,023	688,600
Other receivables and advances	888,088	868,628
Deferred income tax asset	1,344,920	2,015,000
Total current assets	14,239,610	15,434,056
Accounts receivable, non-current	35,000	35,000
Other receivables	79,868	91,697
Property and equipment, net	2,559,369	2,121,191
Deferred financing costs, net of amortization of $208,148 and $150,124 at December 31, 2007 and June 30, 2007	542,346	613,865
Customer relationships, net of amortization of $440,000 at December 31, 2007 and $380,000 at June 30, 2007, respectively	1,960,000	2,020,000
Goodwill	3,508,576	3,508,576
Other assets	3,722,545	3,465,356
Total assets	$26,647,314	$27,289,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,385,328	$1,261,841
Current maturities of long-term debt	1,117,123	1,134,300
Revolving credit note	653,826	1,518,742
Deferred revenue	66,048	433,301
Current portion of obligations under capital leases	184,463	205,858
Accrued payroll, payroll taxes and benefits	1,646,583	1,631,693
Accrued expenses and other liabilities	1,380,078	1,702,772
Total current liabilities	6,433,449	7,888,507
Long-term debt, net of current maturities	418,345	831,387
Obligations under capital leases	288,664	226,706
Deferred tax liability	93,000	93,000
Total liabilities	7,233,458	9,039,600
Stockholders’ equity:
Preferred Stock, 1,000,000 shares authorized, none issued or outstanding	--	--
Class A common stock, $.01 par value, 30,000,000 shares authorized, 19,752,728 and 19,622,076 shares issued at December 31, 2007 and June 30, 2007, respectively	197,527	196,221
Class B common stock, $.01 par value, 2,000,000 shares authorized, 775,760 issued and outstanding at December 31, 2007 and June 30, 2007, respectively, each convertible into one share of Class A common stock	7,758	7,758
Additional paid-in capital	27,124,340	26,812,808
Treasury stock, 362,698 shares and 199,098 shares of Class A common stock at December 31, 2007 and June 30, 2007, respectively, at cost	(622,666)	(191,700)
Accumulated deficit	(7,293,103)	(8,574,946)
Total stockholders’ equity	19,413,856	18,250,141
Total liabilities and stockholders’ equity	$26,647,314	$27,289,741

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PHC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenues:	2007	2006	2007	2006
Patient care, net	$10,131,201	$7,946,670	$20,274,636	$15,823,102
Pharmaceutical studies	1,421,853	873,920	2,842,818	1,925,303
Contract support services	1,141,376	1,131,770	2,281,142	2,266,161
Total revenues	12,694,430	9,952,360	25,398,596	20,014,566
Operating expenses:
Patient care expenses	5,472,592	4,431,765	10,768,666	8,486,731
Patient care expenses, pharmaceutical	816,814	421,549	1,426,606	908,486
Cost of contract support services	823,571	687,174	1,626,219	1,525,729
Provision for doubtful accounts	342,342	347,458	764,568	799,983
Administrative expenses	3,799,897	2,929,865	7,409,833	5,926,006
Administrative expenses, pharmaceutical	605,757	529,555	1,177,613	1,208,663
Total operating expenses	11,860,973	9,347,366	23,173,505	18,855,598

Income from operations	833,457	604,994	2,225,091	1,158,968

Other income (expense):
Interest income	52,504	33,808	85,039	66,657
Other income	18,472	(3,135)	32,571	(4,078)
Interest expense	(117,319)	(212,441)	(248,700)	(332,271)

Total other expenses, net	(46,343)	(181,768)	(131,090)	(269,692)

Income before provision for taxes	787,114	423,226	2,094,001	889,276
Provision for income taxes	305,282	162,138	812,158	344,905

Net income applicable to common shareholders	$481,832	$261,088	$1,281,843	$544,371

Basic net income per common share	$0.02	$0.01	$0.06	$0.03

Basic weighted average number of shares outstanding	20,143,636	18,758,151	20,140,208	18,636,146

Diluted net income per common share	$0.02	$0.01	$0.06	$0.03

Diluted weighted average number of shares outstanding	20,485,294	19,409,232	20,494,963	19,280,727

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